Exhibit 99.1
UNITED HOMES GROUP, INC. REPORTS PRELIMINARY 2025 THIRD QUARTER UNIT STATISTICS
COLUMBIA, SC.—(BUSINESS WIRE)— October 7, 2025 — United Homes Group, Inc. (the “Company”) (NASDAQ: UHG) today announced preliminary operational unit statistics for the three and nine months ended September 30, 2025.
The following table provides a summary of the Company’s net new orders, home starts, and home closings:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Net new orders	324	341	(5.0)%	924	1,048	(11.8)%
Starts	526	317	65.9%	1,131	940	20.3%
Closings	262	369	(29.0)%	817	1,017	(19.7)%
The following table provides a summary of the Company’s backlog, speculative home, and model home inventory:

	As of September 30, 2025				As of September 30, 2024
	Backlog[1]	Spec homes	Model homes	Total	Backlog[1]	Spec homes	Model homes	Total
Not yet started	29	—	—	29	29	—	—	29
Homes under construction	90	268	15	373	63	225	6	294
Finished homes	145	145	31	321	128	198	32	358
Total	264	413	46	723	220	423	38	681

	% Change Period-over-Period
	Backlog[1]	Spec homes	Model homes	Total
Not yet started	—%	NM2	NM2	—%
Homes under construction	42.9%	19.1%	150.0%	26.9%
Finished homes	13.3%	(26.8)%	(3.1)%	(10.3)%
Total	20.0%	(2.4)%	21.1%	6.2%
“Net new orders declined 5% year-over-year in the third quarter primarily reflecting weaker demand in July, which improved sequentially in August and September,” stated Chief Executive Officer Jack Micenko.
“Elevated new home inventory levels continue to drive competition for new sales activity across our markets, and as a result we are not immune to the industry-wide pressures affecting other homebuilders,” added Mr. Micenko. “We expect that these competitive dynamics are likely to weigh on the gross margin improvement we have seen as a result of our recent product refresh efforts.”
“In addition to weaker demand, sales were impacted by delayed community openings earlier in the year,” shared Chief Financial Officer Keith Feldman. “However, we have begun to see an increase in community count in the latter half of 2025, reaching 56 as of September 30, 2025, and we expect to see continued community count growth through the end of 2025. This expansion has contributed to the 66% increase in starts year-over-year, with approximately a third of these starts still in permitting.”
1 Backlog inventory consists of homes that are under a sales contract but have not closed. Backlog may be impacted by customer cancellations.
2 NM - Not Meaningful

About United Homes Group, Inc.
The Company is a publicly traded residential builder headquartered near Columbia, SC. The Company focuses on southeastern markets with active communities in South Carolina, North Carolina and Georgia.
The Company employs a land-light operating strategy with a focus on the design, construction and sale of entry-level, first, second and third move-up single-family houses. The Company principally builds detached single-family houses, and, to a lesser extent, attached single-family houses, including duplex houses and town houses. The Company seeks to operate its homebuilding business in high-growth markets, with substantial in-migrations and employment growth.
Under its land-light lot operating strategy, the Company controls its supply of finished building lots through lot option contracts with third parties, related parties, and land bank partners, which provide the Company with the right to purchase finished lots after they have been developed. This land-light operating strategy provides the Company with the ability to amass a pipeline of lots without the risks associated with acquiring and developing raw land.
Forward-Looking Statements
Certain statements contained in this earnings release, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “continue,” or other similar words.
Any such forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of, and assumptions made by, our management and involve uncertainties that could significantly affect our financial results. Such statements include, but are not limited to, statements about our future financial performance, strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation:
•disruption in the terms or availability of mortgage financing or an increase in the number of foreclosures in our markets;
•volatility and uncertainty in the credit markets and broader financial markets;
•a slowdown in the homebuilding industry or changes in population growth rates in our markets;
•shortages of, or increased prices for, labor, land or raw materials used in land development and housing construction, including due to changes in trade policies;
•increases in interest rates or inflationary pressures, including potential tariffs;
•our ability to execute our business model, including the success of our operations in new markets and our ability to expand into additional new markets;
•our ability to identify and successfully execute on potential strategic alternatives;
•the potential for disruption to our business resulting from the process of reviewing strategic alternatives, and suspension or consummation of the strategic alternatives review process;
•our ability to successfully integrate homebuilding operations that we acquire;
•our ability to realize the expected results of strategic initiatives;
•delays in land development, community openings, or home construction, including delays resulting from natural disasters, adverse weather conditions or other events outside our control;
•changes in applicable laws or regulations;
•the outcome of any legal proceedings;
•our ability to continue to leverage our land-light operating strategy;

•the ability to maintain the listing of our securities on Nasdaq or any other exchange; and
•the possibility that we may be adversely affected by other economic, business or competitive factors.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and are not intended to be a guarantee of our performance in future periods. We cannot guarantee the accuracy of any such forward-looking statements contained in this release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
For further information regarding other risks and uncertainties associated with our business, and important factors that could cause our actual results to vary materially from those expressed or implied in such forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the documents we file from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and our quarterly reports on Form 10-Q, copies of which may be obtained from our website at https://ir.unitedhomesgroup.com/financials/sec-filings/default.aspx
Investor Relations Contact:
Drew Mackintosh
drew@mackintoshir.com
Mobile:  310-924-9036
Media Contact:
Erin Reeves-McGinnis
erinreevesmcginnis@unitedhomesgroup.com
Phone:  844-766-4663